EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Aceto Corporation

We consent to the use of our report dated September 5, 2007, with respect to the consolidated balance sheets of Aceto Corporation and subsidiaries as of June 30, 2007 and 2006 and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the years then ended, incorporated herein by reference.

BDO SEIDMAN, LLP
41 Broadhollow Road
Melville, New York 11747

March 5, 2008